Exhibit 5.1

		New York Menlo Park Washington DC São Paulo London	Paris Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4000 tel 212 701 5800 fax

August 31, 2018

Credit Suisse AG
Paradeplatz 8
CH 8001 Zurich, Switzerland

Ladies and Gentlemen:

Credit Suisse AG, a corporation organized under the laws of Switzerland (the “Company”), has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form F-3 (File No. 333-218604-02) (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), among other securities, the Company’s Medium-Term Notes to be issued from time to time by the Company. These securities include the notes identified in Exhibit A attached hereto (the “Notes”). The Notes have been issued pursuant to the Senior Indenture dated as of March 29, 2007 (as amended and supplemented from time to time and in effect as of the date hereof, the “Indenture”) between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”).

We, as your United States counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and all statements as to factual matters in certificates of officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, we advise you that in our opinion, the Notes, when duly executed, authenticated and issued and delivered in accordance with the Indenture and the applicable underwriting or other distribution agreement against payment therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, (ii) possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights and (iii) concepts of reasonableness and

Credit Suisse AG	2	August 31, 2018

equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that we express no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

We are members of the Bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York. Insofar as the foregoing opinion involves matters governed by Swiss law, we have relied, without independent inquiry or investigation, on the opinion of Homburger AG, Swiss legal counsel for the Company, dated August 31, 2018 and filed by the Company with the Commission as an exhibit to a Report on Form 6-K on August 31, 2018. Our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Homburger AG.

In connection with the opinion expressed above, we have assumed that the Trustee is validly existing and in good standing under the laws of the jurisdiction of its organization. In addition, we have assumed that (1) the execution, delivery and performance under the Indenture (A) are within the corporate powers of the Trustee, (B) do not and will not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of the Trustee or the Company, (C) require no action by or in respect of, or filing with, any governmental body, agency or official and (D) do not contravene, or constitute a default under, any provision of applicable law or regulation, public policy or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company or the Trustee; and (2) that the Indenture has been duly authorized, executed and delivered by the Trustee and the Company and is a valid, binding and enforceable agreement of the Trustee.

We express no opinion as to (x) provisions in the Indenture that purport to waive objections to venue, claims that a particular jurisdiction is an inconvenient forum or the like, (y) whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Notes or (z) the effectiveness of any service of process made other than in accordance with applicable law. In addition, we note that the enforceability in the United States of Section 10.08(c) of the Indenture is subject to the limitations set forth in the United States Foreign Sovereign Immunities Act of 1976.

We express no opinion as to (i) whether a New York State or United States federal court would render or enforce a judgment in a currency other than U.S. Dollars or (ii) the exchange rate that such a court would use in rendering a judgment in U.S. Dollars in respect of an obligation in any other currency.

We hereby consent to the filing of this opinion as an exhibit to a report on Form 6-K to be filed by the Company on the date hereof and incorporated by reference into the Registration Statement.

In giving our consent above, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Davis Polk & Wardwell LLP

Credit Suisse AG	3	August 31, 2018

Exhibit A

Title of Securities	Date of Pricing Supplement	Pricing Supplement No.
Capped GEARS	August 28, 2018	A249
Autocallable Securities due August 31, 2021	August 29, 2018	A253
Autocallable Securities due August 31, 2021	August 29, 2018	A254
Accelerated Return Equity Securities (ARES®) due October 29, 2019	August 28, 2018	A255
7.75% per annum Contingent Coupon Autocallable Reverse Convertible Securities due December 2, 2019	August 28, 2018	F733
11.50% per annum Contingent Coupon Autocallable Reverse Convertible Securities due February 26, 2021	August 28, 2018	F738
18.00% per annum Autocallable Reverse Convertible Securities due August 30, 2019	August 29, 2018	F745
CS Notes due March 4, 2021	August 28, 2018	G151
Barrier Absolute Return Market Linked Notes (Daily Barrier Observation)	August 28, 2018	G154

Credit Suisse AG	4	August 31, 2018

Buffered Accelerated Return Equity Securities due October 3, 2019	August 28, 2018	K1074
Digital Buffered Notes due March 3, 2022	August 28, 2018	K1079
Digital Buffered Notes due March 3, 2022	August 28, 2018	K1080
Capped Buffer GEARS	August 29, 2018	K1082
Accelerated Barrier Notes due September 2, 2021	August 28, 2018	T1370
Digital Plus Barrier Notes due August 31, 2023	August 28, 2018	T1376
Accelerated Barrier Notes due August 31, 2023	August 28, 2018	T1377
Trigger Step Securities	August 28, 2018	T1383
Trigger GEARS	August 28, 2018	T1384
6.00% per annum Contingent Coupon Autocallable Yield Notes due February 28, 2020	August 28, 2018	U3125
6.00% per annum Contingent Coupon Autocallable Yield Notes due February 28, 2020	August 28, 2018	U3127

Credit Suisse AG	5	August 31, 2018

7.60% per annum Contingent Coupon Autocallable Yield Notes due February 28, 2020	August 28, 2018	U3128
9.00% per annum Contingent Coupon Autocallable Yield Notes due August 31, 2020	August 28, 2018	U3130
6.00% per annum Contingent Coupon Callable Yield Notes due August 31, 2023	August 28, 2018	U3138
6.00% per annum Contingent Coupon Autocallable Yield Notes due November 29, 2019	August 28, 2018	U3144
Step-Up Contingent Coupon Callable Yield Notes due August 31, 2021	August 28, 2018	U3150
10.00% per annum Contingent Coupon Autocallable Yield Notes due August 31, 2021	August 28, 2018	U3158
Step Down Trigger Autocallable Notes	August 29, 2018	U3177
9.00% per annum Contingent Coupon Autocallable Yield Notes due August 31, 2021	August 29, 2018	U3182
Airbag Autocallable Yield Notes	August 28, 2018	U3195